UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2013

CRAY INC.

(Exact name of registrant as specified in its charter)

Washington	0-26820	93-0962605
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Fifth Avenue, Suite 1000 Seattle, WA	98164
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 701-2000

None

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On June 13, 2013, shareholders of Cray Inc. (the “Company”) approved the adoption of the Cray Inc. 2013 Equity Incentive Plan (the “2013 Plan”), which was previously approved by the Board of Directors of the Company. The 2013 Plan is intended to aid the Company in attracting and retaining employees, directors, consultants, independent contractors and advisors and further align their interests and those of the shareholders by continuing to link a portion of their compensation with Cray’s performance. The 2013 Plan is administered by the Compensation Committee of the Board of Directors, who will grant awards of stock options or other stock based awards. Employees, directors, consultants and independent contractors of the Company who provide bona fide services to the Company and its affiliates are eligible to participate under the 2013 Plan. A total of 3,500,000 shares of common stock, plus (i) any reserved shares not issued or not subject to outstanding grants under the 2003 Stock Option Plan, 2004 Long-Term Equity Compensation Plan, 2006 Long-Term Equity Compensation Plan, 2009 Long-Term Equity Compensation Plan (together, the “Prior Plans”) on the June 13, 2013 (“Effective Date”); (ii) shares that are subject to options or other awards granted under the Prior Plans that cease to be subject to awards by forfeiture or otherwise after the Effective Date for any reason; (iii) shares issued under the Prior Plans before or after the Effective Date pursuant to the exercise of options or stock appreciation rights that are, after the Effective Date, forfeited, (iv) shares issued under the Prior Plans that are repurchased by the Company at the original issue price; and (v) shares that are subject to options or other awards granted under the Prior Plans that otherwise terminate without shares of Common Stock being issued, in each case, regardless of the type of award that could be issued with respect to such shares under the Prior Plans have been reserved for awards under the 2013 Plan.

The foregoing is a summary of the 2013 Plan and does not purport to be complete. The foregoing is qualified in its entirety by reference to the 2013 Plan, a copy of which is filed as Exhibit 4.4 on the Form S-8 Registration Statement filed on June 14, 2013 and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) The disclosures made under Item 1.01 above are hereby incorporated by reference into this Item 5.02(e).

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on June 13, 2013 to (i) elect eight directors to the Board of Directors, each to serve a one-year term (“Election of Directors”), (ii) ratify the appointment of Peterson Sullivan LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2013 (“Auditor Ratification”), (iii) approve the 2013 Plan, and (iv) vote, in an advisory or non-binding vote, on the compensation of the Company’s named executive officers as described in the Company’s proxy statement relating to its 2013 annual meeting of shareholders (“Advisory Compensation Vote”). As of April 11, 2013, the record date for the Annual Meeting, there were 39,625,796 shares of common stock outstanding and entitled to vote. At the Annual Meeting, 34,601,323 shares of common stock were represented in person or by proxy, constituting a quorum. The certified results of the matters voted on at the Annual Meeting are set forth below.

Proposal: Election of Directors

Names	For	Withheld	Broker Non-Votes
Prithviraj Banerjee	26,647,629	116,884	7,836,810
John B. Jones, Jr.	26,745,539	18,974	7,836,810

Stephen C. Kiely	26,705,729	58,784	7,836,810
Frank L. Lederman	26,740,885	23,628	7,836,810
Sally G. Narodick	26,739,214	25,299	7,836,810
Daniel C. Regis	26,745,676	18,837	7,836,810
Stephen C. Richards	26,745,121	19,392	7,836,810
Peter J. Ungaro	26,735,189	29,324	7,836,810

Proposals:
	For	Against	Abstain	Broker Non-Votes
Auditor Ratification	34,511,138	62,084	28,101
2013 Plan	19,920,618	6,813,726	30,169	7,836,810
Advisory Compensation Vote	26,369,607	315,045	79,861	7,836,810

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

June 17, 2013

CRAY INC.

By:	/s/ MICHAEL C. PIRAINO
Michael C. Piraino Vice President Administration, General Counsel and Corporate Secretary

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